SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                          ----------------------------------

                                       FORM S-8

                                REGISTRATION STATEMENT

                                        UNDER

                              THE SECURITIES ACT OF 1933

                         -----------------------------------

                              THE MONTANA POWER COMPANY
                (Exact name of registrant as specified in its charter)

                      Montana                              81-0170530
           (State or other jurisdiction                   (IRS Employer
         of incorporation or organization)             Identification No.)

                 40 East Broadway
                  Butte, Montana                              59701
     (address of principal executive offices)              (Zip Code)

                              The Montana Power Company
                            1998 Long-Term Incentive Plan
                               (full title of the plan)

        R.P. GANNON, Chairman of the Board             JOHN T. HOOD, ESQ.
            and Chief Executive Officer             Thelen Reid & Priest LLP
                                                      40 West 57th Street
      J.P. PEDERSON, Vice President and Chief      New York, New York  10019
          Financial & Information Officer                 212-603-2000

             The Montana Power Company
                 40 East Broadway
               Butte, Montana 59701
                   406-723-5421

                       (Names, addresses and telephone numbers,
                     including area codes, of agents for service)

                       ---------------------------------------

                           CALCULATION OF REGISTRATION FEE

      ------------------------------------------------------------------------

       Title of                           Proposed     Proposed
      Each Class of                        Maximum      Maximum
       Securities          Amount         Offering     Aggregate    Amount of
        Being               to be          Price       Offering   Registration
      Registered         Registered(1)   Per Unit(2)   Price(2)        Fee

      Common Stock,       2,000,000        $33.88    $67,760,000  $19,989.20(3)
      without par value   shares

      Preferred Share     2,000,000
      Purchase Rights     rights (3)

      ========================================================================

     (1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Act"), this Registration Statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.
     (2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Act.
     (3) The Preferred Share Purchase Rights (the "Rights") are appurtenant to and will trade with the Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock. Since no separate consideration is paid for the rights, the registration fee for such securities is included in the registration fee for the Common Stock.

                                      PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Item 3.   Incorporation of Certain Documents by Reference

               The Company hereby incorporates herein by reference the following documents previously filed by the Company with the Securities and Exchange Commission: the Annual Report on Form 10-K405 for the year ended December 31, 1997, the Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, and the Current Reports on Form 8-K dated January 27, 1998 and April 23, 1998.

               All documents subsequently filed by the Company under Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents. Any statement contained in an incorporated document shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed incorporated document modifies or supersedes such statement.

          Item 4.   Description of Common Stock

               The following is a summary of certain rights and privileges of the Common Stock of the Company. The summary does not purport to be complete. Reference is made to the Company's Restated Articles of Incorporation, Bylaws, as amended, and Rights Agreement, which are exhibits to the Registration Statement, for complete statements. The following statements are qualified in their entirety by such references.

               Authorized and Outstanding Stock:  The Company has 125,000,000
               --------------------------------
          authorized shares, without par value, divided into 5,000,000 shares of Preferred Stock and 120,000,000 shares of Common Stock. On July 30, 1998, 580,389 shares of the Preferred Stock and
          54,999,879   shares  of   the  Common   Stock  were   issued  and
          outstanding. In addition, options to purchase 415,146 shares of Common Stock under the previous Long Term Incentive Plan and Key Employees Stock Ownership Plan were outstanding on that date.

               The Common Stock is without par value and nonassessable. It is listed on the New York and Pacific Stock Exchanges.

               Voting Rights:  Each holder of the Preferred Stock or Common
               -------------
          Stock of the Company is entitled to vote cumulatively for the election of Directors, and otherwise to one vote for each share held. The Board of Directors has 13 members, four or five of whom are elected at each annual meeting for a term of three years. In general, the presence of a majority of the outstanding shares of the Preferred Stock and Common Stock will constitute a quorum at a meeting of shareholders; and the affirmative vote of the majority of the shares present shall be the act of the shareholders. Montana law requires (1) class voting upon such matters as a change in the number of authorized shares or in the relative rights and preferences of a class or series or the creation of a new class of stock having superior rights and preferences; and (2) the approval by two-thirds of the outstanding shares of Preferred Stock and Common Stock of a merger, consolidation or share exchange, the sale of all or substantially all of the Company's assets, or the voluntary dissolution of the Company. The Company's Restated Articles of Incorporation, as amended, require the affirmative vote of a majority of the outstanding shares of the Common Stock (1) to redeem the Preferred Stock of the $6 Series, the $4.20 Series and the $6.875 Series; and (2) the affirmative vote of a majority of the outstanding shares of Preferred Stock and Common Stock to create a new class of stock, or for shareholder amendment of the Bylaws. The Restated Articles of Incorporation, as amended, also require the affirmative vote of two thirds of the shares of the Preferred Stock voting at a meeting called for that purpose to
          (1) create a class of stock or to create any security convertible into a class of stock ranking prior to the Preferred Stock, or
          (2) to change the express terms of the Preferred Stock in a manner substantially prejudicial to the holders thereof.

               Dividend Rights:  Each series of the Preferred Stock is
               ---------------
          entitled, in preference to the Common Stock, to (a) cumulative dividends at the annual rates established for that series and (b) mandatory redemption payments if provided for that series. After full provision for Preferred Stock dividends and mandatory redemption payments, if any, the Common Stock is entitled to dividends declared out of any remaining funds available therefor.

               Liquidation Rights:  In liquidation, the Preferred Stock is
               ------------------
          entitled, in preference to the Common Stock, to the amount per share fixed by the Board of Directors in the resolutions providing for the issuance of each particular series plus accumulated unpaid dividends. Thereafter, the Common Stock is entitled to all remaining assets.

               Preemptive Rights:  Holders of the Common Stock do not have
               -----------------
          preemptive rights.

               Change of Control:  The Company's Restated Articles of
               -----------------
          Incorporation, as amended, include a fair price provision that is intended to provide protection against coercive takeover tactics deemed by the Board of Directors not to be in the best interests of all shareholders. It provides that in the event of certain business combinations, including mergers, consolidations, recapitalizations, certain sales of assets, liquidations and certain issuances of securities, involving a person or entity who is or may become the beneficial owner of 10% or more of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of Directors (the "Voting Shares"), the amount of cash or other consideration to be paid to holders of the Common Stock must be at least equal to the higher of the highest price paid by the 10% shareholder in connection with the acquisition of certain of its shares of Common Stock or the highest quoted price of the Common Stock on certain dates related to such acquisition. Similar provisions apply to the acquisition of the Preferred Stock. The fair price provision does not apply in the event that such a business combination shall have been approved by either two-thirds of certain directors who are not affiliated with the 10% shareholder (the "Continuing Directors") or the holders of 70% of the Voting Shares. In addition, unless a proposed business combination has been approved by two-thirds of the Continuing Directors, certain other requirements must be met, including the requirement that a proxy or information statement describing the proposed business combination shall be mailed-to holders of outstanding Voting Shares at least 30 days prior to its consummation. The fair price provisions may not be amended or repealed except by the vote of holders of at least 70% of the Voting Shares unless the amendment or repeal is recommended by two-thirds of the Continuing Directors.

               Preferred Share Purchase Rights:  The holders of the Common
               -------------------------------
          Stock have one Preferred Share Purchase Right (each a "Right") entitles for each share of Common Stock. Each Right, evidenced by and traded with the shares of Common Stock, entities the shareholder to purchase one one-hundredth of a share of Participating Preferred Shares, A Series, at an exercise price of $120.00, subject to certain adjustments. The Rights will be exercisable only if a person or group acquires 20% or more of the Company's Voting Shares or announces a tender offer, the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the Company's Voting Shares.

               If any person or group acquires 20% or more of the outstanding Voting Shares of the Company, each Right will entitle its holder (other than such person or members of such group) to purchase a number of shares of Common Stock or Participating Preferred Shares, A Series, having a market value of twice the Right's exercise price. If any person or group acquires between 20% and 50% of the outstanding Voting Shares of the Company, the Board of Directors of the Company may, subject to requisite regulatory approval, if any, require each outstanding Right to be exchanged for one share of Common Stock or one one-hundredth of a Participating Preferred Share, A Series (or assets in lieu thereof).

               In addition, after any person or group has acquired 20% or more of the outstanding Voting Shares of the Company, the Company may not consolidate or merge with, or sell 50% or more of its assets or earning power to, any person or group, or engage in certain "self-dealing" transactions with any person or group owning 20% or more of the outstanding Voting Shares of the Company, unless proper provision is made so that each Right would thereafter entitle its holder to purchase a number of the acquiring company's common shares having a market value at that time of twice the Right's exercise price.

               The Rights may be redeemed, at a redemption price of $.01 per Right, by the Board of Directors of the Company at any time until any person or group has acquired 20% or more of the Outstanding Voting Shares of the Company. The Rights will expire June 6, 1999.

               Transfer Agents and Registrars:  The Transfer Agents for the
               ------------------------------
          Common Stock are The Montana Power Company and First Chicago Trust Company of New York. The Registrars are First Chicago Trust Company of New York and U.S. Bank National Association Montana N.A., Butte, Montana.

          Item 5.   Interests of Named Experts and Counsel

               As of June 30, 1998, Mr. Zimmerman owned approximately 3,593 shares through the Company's Employee Retirement Savings Plan and 500 shares of the Company's Common Stock. Additionally, he has been granted options to purchase 7,100 shares at $22.625 per share, the market price existing on the date of such grant, September 16, 1994; 7,100 shares at $22.50 per share, the market price existing on the date of such grant, May 22, 1995; 5,500 shares at $21.625 per share, the market price existing on the date of such grant, September 9, 1996; and 12,000 shares at $36.00 per share, the market price existing on the date of such grant, April 6, 1998. Mr. Zimmerman's shares, including the underlying shares subject to options granted to him, have a current fair market value of approximately $1,216,292.

          Item 6.   Indemnification of Directors and Officers

               The Restated Articles of Incorporation of the Company provide for the indemnification of directors and officers to the extent and in the manner provided in Sections 35-1-451- through 35-1-457, Montana Business Corporation Act which Sections are as follows:

               35-1-451.  Definitions.   As used in 35-1-451  through 35-1-
          459, the following definitions apply:

               (1) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

               (2) (a) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if the director's duties to the corporation include duties or services by him to the plan or to participants in or beneficiaries of the plan.

               (b)  Director   includes,   unless   the  context   requires
          otherwise, the estate or personal representative of a director.

               (3)  "Expenses" include attorney fees.

               (4) "Liability" means the obligation to pay a judgment, settlement, penalty, or fine, including an excise tax assessed with respect to an employee benefit plan, or to pay reasonable expenses incurred with respect to a proceeding.

               (5)  (a)  "Official capacity" means:

               (i) when used with respect to a director, the office of director in a corporation; or

               (ii) when used with respect to an individual other than a director, as contemplated in 35-1-457, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation.

               (b) Official capacity does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

               (6) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

               (7)  "Proceeding"   means   any   threatened,  pending,   or
          completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

               35-1-452.  Authority to indemnify.

               (1) Except as provided in subsection (4), an individual made a party to a proceeding because he is or was a director may be indemnified against liability incurred in the proceeding if:

               (a)  he conducted himself in good faith;

               (b)  he reasonably believed:

               (i) in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interests; and

               (ii) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and

               (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

               (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection
          (1)(b)(ii).

               (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent is not, of itself, a determination that the director did not meet the standard of conduct described in this section.

               (4) A corporation may not indemnify a director under this section:

               (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

               (b)  in  connection  with   any  other  proceeding  charging
          improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

               (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

               35-1-453. Mandatory indemnification. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he is or was a director of the corporation, against reasonable expenses incurred by the director in connection with the proceeding.

               35-1-454.  Advance for expenses.

               (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

               (a)  the  director  furnishes  the  corporation   a  written
          affirmation of the director's good faith belief that the director has met the standard of conduct described in 35-1-452;

               (b) the director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct described in 35-1-452; and

               (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under 35-1-451 through 35-1-459.

               (2) The undertaking required by subsection (1)(b) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

               (3) Determinations and authorizations of payments under this section must be made in the manner specified in 35-1-456.

               35-1-455. Court-ordered indemnification. Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification if it determines that the director:

               (1) is entitled to mandatory indemnification under 35-1-453, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred in obtaining court-ordered indemnification; or

               (2) is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in 35-1-452 or was adjudged liable as described in 35-1-452(4). If the director was adjudged liable as described in 35-1-452(4), the director's indemnification is limited to reasonable expenses incurred.

               35-1-456.  Determination and authorization of indemnification.

               (1) A corporation may not indemnify a director under 35-1-452 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in 35-1-452.

               (2)  The determination must be made:

               (a)  by  the board of directors by majority vote of a quorum
          consisting  of  directors  not  at   the  time  parties  to   the
          proceeding;

               (b) if a quorum cannot be obtained under subsection (2)(a), by majority vote of a committee designated by the board of directors, in which designated directors who are parties may participate, consisting solely of two or more directors not at the time parties to the proceeding;

               (c)  by special legal counsel:

               (i) selected by the board of directors or its committee in the manner prescribed in subsection (2)(a) or (2)(b); or

               (ii) if a quorum of the board of directors cannot be obtained under subsection (2)(a) and a committee cannot be designated under subsection (2)(b), selected by majority vote of the full board of directors in which selected directors who are parties may participate; or

               (d) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

               (3) Authorization of indemnification and evaluation as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses must be made by those entitled under subsection (2)(c) to select counsel.

               35-1-457.    Indemnification  of  officers,   employees  and
          agents. Unless a corporation's articles of incorporation provide otherwise:

               (1) an officer of the corporation who is not a director is entitled to mandatory indemnification under 35-1-453 and is entitled to apply for court ordered indemnification under 35-1-455 to the same extent as a director;

               (2) the corporation may indemnify and advance expenses under 35-1-451 through 35-1-459 to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director: and

               (3) a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

                             *            *            *

               The Bylaws of the Company further provide that the foregoing right of indemnification shall not exclude or restrict any other rights or actions which any director or officer may have, and shall be available whether or not the director or officer continues to hold such office at the time of incurring such expense or discharging such liability.

               The Company has insurance covering its expenditures which might arise in connection with the lawful indemnification of its directors and officers for their liabilities and expenses and insuring officers and directors of the Company against certain other liabilities and expenses.


          Item 7.   Exemption from Registration Claimed

               Not Applicable

          Item 8.   Exhibits

             Exhibit
               No.
             -------

             4(a)       *  Restated Articles of Incorporation filed with
                           the Secretary of State of Montana on April 6,
                           1998.

             4(b)       *  Bylaws, as amended.

             4(c) Fourteenth Supplemental Indenture, dated as of January 1, 1993, to the Company's Mortgage and Deed of Trust, dated as of October 1, 1945, securing the Company's First Mortgage Bonds (filed as Exhibit 4(c) to the Company's Registration Statement on Form S-8 (File No. 33-64576) filed with the Commission on June 17, 1993 and incorporated herein by reference thereto).

             4(d) Fifteenth Supplemental Indenture dated March 1, 1993, to the Company's Mortgage and Deed of Trust, dated as of October 1, 1945, securing the Company's First Mortgage Bonds (filed as
                           Exhibit 4(d) to the Company's Registration
                           Statement on Form S-8 (File No. 33-64576) filed with the Commission on June 17, 1993 and incorporated herein by reference thereto).

             4(e) Sixteenth Supplemental Indenture dated as of May 1, 1993, to the Company's Mortgage and Deed of Trust, dated as of October 1, 1945, securing the Company's First Mortgage Bonds (filed as
                           Exhibit 99(a) to the Company's Registration
                           Statement on Form S-3 (File No. 33-50235) filed with the Commission on September 13, 1993 and incorporated herein by reference thereto).

             4(f) Seventeenth Supplemental Indenture dated as of December 1, 1993, to the Company's Mortgage and Deed of Trust, dated as of October 1, 1945, securing the Company's First Mortgage Bonds (filed as Exhibit 99(a) to the Company's Registration Statement on Form S-3 (File No. 33-56739) filed with the Commission on December 5, 1994 and incorporated herein by reference thereto).

             4(g) Eighteenth Supplemental Indenture dated as of August 5, 1994, to the Company's Mortgage and Deed of Trust, dated as of October 1, 1945, securing the Company's First Mortgage Bonds (filed as Exhibit 99(b) to the Company's Registration Statement on Form S-3 (File No. 33-56739) filed with the Commission on December 5, 1994 and incorporated herein by reference thereto).

             4(h) Rights Agreement, dated as of June 6, 1989, between The Montana Power Company and First Chicago Trust Company of New York, as Rights Agent (filed as Exhibit 4(d), to the Company's Registration Statement on Form S-8 (File No. 33-42882) filed with the Commission on September 20, 1991 and incorporated herein by reference thereto).

             5(a)       *  Opinion of Michael E. Zimmerman, Esq.

             5(b)       *  Opinion of Thelen Reid & Priest LLP

            23(a)       *  Consent of Independent Accountants

            23(b) Consent of Michael E. Zimmerman Esq. (contained in exhibit 5(a))

            23(c) Consent of Thelen Reid & Priest LLP (contained in Exhibit 5(b))

            24             Power of Attorney (Page 9)
          _____________________________
          *  filed herewith


          Item 9.   Undertakings

               (a)  Rule 415 Offering.

                    The Company hereby undertakes:

                    (1)  To  file, during  any  period in  which offers  or
          sales  are  being  made,   a  post-effective  amendment  to  this
          registration statement:

                         (i) To include any prospectus required by section 10(a) (3) of the Securities Act;

                         (ii) To  reflect in  the prospectus  any  facts or
                              events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                        (iii) To include any material information with
                              respect  to the plan of distribution not
                              previously disclosed in the registration
                              statement or any material change to such
                              information    in    the    registration
                              statement;

          provided, however, that the registrant need not file a post-effective amendment to include the information required to be included in subsection (a) (1) (i) or (a) (1) (ii) if such information is contained in periodic reports filed by the registrant under Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

                    The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report under Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering securities at that time shall be deemed to be the initial bona fide offering thereof.

               (h)  Indemnification

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  POWER OF ATTORNEY

               Each director and/or officer of the registrant whose signature appears below hereby appoints each of the Agents for Service named in this registration statement as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such Agent for Service as their attorney-in-fact with like authority to sign and file any such amendments in their name and behalf.


                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Butte-Silver Bow, and State of Montana, on July 20, 1998.


                                           THE MONTANA POWER COMPANY


                                           By  /s/ R.P. Gannon, Chairman
                                              ---------------------------
                                               R.P. Gannon, Chairman
                                               of the Board and Chief
                                               Executive Officer

             Pursuant to  the requirements  of the  Securities Act of  1933,
          this  registration  statement  has   been  signed  below  by  the
          following persons in the capacities and on the date indicated.

              Signature                  Title                      Date
              ---------                  -----                      ----


          /s/ R.P. Gannon
          -------------------------
          R.P. Gannon                 Chairman of the Board,     July 20, 1998
          (Principal Executive        Chief Executive Officer
            Officer)


          /s/ J.P. Pederson
          -------------------------
          J.P. Pederson               Vice President and         July 20, 1998
          (Principal Financial and    Chief Financial
             Accounting Officer)      Information Officer &
                                      Director

          /s/ T.H. Adams
          -------------------------
          T.H. Adams                  Director                   July 20, 1998


          /s/ A.F. Cain
          ------------------------
          A.F. Cain                   Director                   July 20, 1998


          /s/ R.D. Corette
          ------------------------
          R.D. Corette                Director                   July 20, 1998


          /s/ K. Foster
          ------------------------
          K. Foster                   Director                   July 20, 1998

              Signature                Title                        Date
              ---------                -----                        ----


          /s/ B.D. Harris
          ------------------------
          B.D. Harris                 Director                   July 20, 1998


          /s/ C.T. Hibbard
          ------------------------
          C.T. Hibbard                Director                   July 20, 1998


          /s/ J.R. Jester
          ------------------------
          J.R. Jester                 Director                   July 20, 1998


          /s/ C. Lehrkind, III
          ------------------------
          C. Lehrkind, III            Director                   July 20, 1998


          /s/ A.K. Neill
          ------------------------
          A.K. Neill                  Director                   July 20, 1998


          /s/ N.E. Vosburg
          ------------------------
          N.E. Vosburg                Director                   July 20, 1998


          /s/ J.G. Connors
          ------------------------
          J.G. Connors                Director                   July 20, 1998

                                    Exhibit Index

           Exhibit No.  Exhibit
           -----------  -------

              4(a)* Restated Articles of Incorporation filed with the Secretary of State of Montana on April 6, 1998.

              4(b)*     Bylaws, as amended.

              4(c) Fourteenth Supplemental Indenture, dated as of January 1, 1993, to the Company's Mortgage and Deed of Trust, dated as of October 1, 1945, securing the Company's First Mortgage Bonds (filed as Exhibit 4(c) to the Company's Registration Statement on Form S-8 (File No. 33-64576) filed with the Commission on June 17, 1993 and incorporated herein by reference thereto).

              4(d) Fifteenth Supplemental Indenture dated March 1, 1993, to the Company's Mortgage and Deed of Trust, dated as of October 1, 1945, securing the Company's First Mortgage Bonds (filed as Exhibit 4(d) to the Company's Registration Statement on Form S-8 (File No. 33-64576) filed with the Commission on June 17, 1993 and incorporated herein by reference thereto).

              4(e) Sixteenth Supplemental Indenture dated as of May 2, 1993, to the Company's Mortgage and Deed of Trust, dated as of October 1, 1945, securing the Company's First Mortgage Bonds (filed as Exhibit 99(a) to the Company's Registration Statement on Form S-3 (File No. 33-50235) filed with the Commission on September 13, 1993 and incorporated herein by reference thereto).

              4(f) Seventeenth Supplemental Indenture dated as of December 1, 1993, to the Company's Mortgage and Deed of Trust, dated as of October 1, 1945, securing the Company's First Mortgage Bonds (filed as Exhibit 99(a) to the Company's Registration Statement on Form S-3 (File No. 33-56739) filed with the Commission on December 5, 1994 and incorporated herein by reference thereto).

              4(g) Eighteenth Supplemental Indenture dated as of August 5, 1994, to the Company's Mortgage and Deed of Trust, dated as of October 1, 1945, securing the Company's First Mortgage Bonds (filed as Exhibit 99(b) to the Company's Registration Statement on Form S-3 (File No. 33-56739) filed with the Commission on December 5, 1994 and incorporated herein by reference thereto).

              4(h) Rights Agreement, dated as of June 6, 1989, between The Montana Power Company and First Chicago Trust Company of New York, as Rights Agent (filed as Exhibit 4(d), to the Company's Registration Statement on Form S-8 (File No. 33-42882) filed with the Commission on September 20, 1991 and incorporated herein by reference thereto).

              5(a)*     Opinion of Michael E. Zimmerman, Esq.

              5(b)*     Opinion of Thelen Reid & Priest LLP

             23(a)*     Consent of Independent Accountants

             23(b) Consent of Michael E. Zimmerman Esq. (contained in exhibit 5(a))

             23(c)      Consent of Thelen Reid & Priest LLP (contained in
                        Exhibit 5(b))

             24         Power of Attorney (Page 9)

          -------------------------
          * Filed herewith.